UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 15, 2013
(Date of Report - date of earliest event reported)

EQUAL ENERGY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34759 (Commission File Number)	98-0533758 (I.R.S. Employer Identification No.)

4801 Gaillardia Pkwy, Ste 325 Oklahoma City, OK (Address of Principal Executive Offices)		73142 (Zip Code)

(405) 242-6000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 8, 2013, Equal announced certain results of a mid-year reserves evaluation dated August 7, 2013 provided by Equal’s independent reserve engineering firm, HAAS Petroleum Engineering Services, Inc. (“HAAS”), as at July 1, 2013. The results of the mid-year evaluation were prepared in accordance with Securities and Exchange Commission guidelines (the “SEC Report”). In order to comply with Equal’s Canadian disclosure obligations, HAAS subsequently provided the mid-year reserves evaluation as at July 1, 2013 in accordance with the definitions, standards and procedures contained in the Canadian Oil and Gas Evaluation Handbook (“COGE Handbook”) and National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities (the “NI 51-101 Report” and together with the SEC Report, the “Reserve Reports”). The Board of Directors of Equal approved the NI 51-101 Report on August 14, 2013.

On August 16, 2013, Equal Energy Ltd. filed a material change report with the Canadian securities regulators that provided certain details of the Reserves Reports.  The material change report is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 8.01.  Other Events.

On August 15, 2013, Equal Energy Ltd. issued a press release announcing that it received a new non-binding expression of interest from Montclair Energy, LLC and that such proposal is being considered by the Special Committee of Equal’s Board of Directors and its advisors.  Such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.             Description

99.1                 Material Change Report, dated August 16, 2013
99.2                 News Release, dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 16, 2013

EQUAL ENERGY LTD.

By:	/s/ Scott Smalling
Name: Scott Smalling
Title: Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.            Description

99.1                 Material Change Report, dated August 16, 2013
99.2                 News Release, dated August 15, 2013